Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the amended Quarterly Report of FONAR Corporation and Subsidiaries (the "Company") on Form 10-Q/A for the fiscal quarter ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Dr. Raymond V. Damadian, President, Chief Executive Officer, and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/Dr. Raymond V. Damadian
----------------------------------
Dr. Raymond V. Damadian
President, Chief Executive Officer
and Chief Financial Officer

June 24, 2005

A signed original of this written statement required by Section 906 has been provided to Fonar Corporation and will be retained by Fonar Corporation and furnished to the Securities and Exchange Commission or its staff upon request.